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Exhibit 5.1

    Opinion of Phillips Nizer Benjamin Krim & Ballon LLP (including consent).

                     Phillips Nizer Benjamin Krim & Ballon LLP
                                666 Fifth Avenue
                               New York, NY 10103





                                            January 8, 2002

Star Gas Partners, L.P.
2187 Atlantic Street
Stamford, CT 06902

Gentlemen:

We have acted as counsel to Star Gas Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the Partnership's offer and sale of up to an aggregate of 1,500,000 common units (plus a 15% underwriters' over-allotment option) representing limited partner interests in the Partnership (the "Common Units") pursuant to the Partnership's Registration Statement on Form S-3 (Registration No. 333-57994) (the "Registration Statement").

In our capacity as your counsel in the connection referred to above, we have examined the Partnership's Certificate of Limited Partnership and Amended and Restated Agreement of Limited Partnership (the "Partnership"), each as amended to date, the originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Partnership, statutes and other instruments and documents as a basis for the opinions hereafter expressed.

Based upon and subject to the foregoing, we are of the opinion that:

                  The Common Units have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with the terms of the underwriting agreement relating thereto will be, fully paid (to the extent required in the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by certain provisions of the Delaware Revised Uniform Limited Partnership Act).


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We hereby consent to the filing of this opinion of counsel as an exhibit to a
Current Report on Form 8-K dated January 7, 2002 of the Partnership, the incorporation by reference of this opinion by the Registration Statement and the reference to our Firm under the heading "Legal Matters" in the prospectus supplement forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                      Very truly yours,

                                            PHILLIPS NIZER BENJAMIN
                                      KRIM & BALLON LLP


                                      By: /s/ Brian Brodrick
                                          ------------------------------------
                                          Brian Brodrick, Partner